----------------------------------------------
                     THE TERMS AND  CONDITIONS  OF THE RIGHTS
               OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED ______,2000 FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE COMPANY'S AGENTS.

                           THIS  CERTIFICATE  OR A NOTICE OF
               GUARANTEED  DELIVERY MUST BE RECEIVED BY THE
               COMPANY'S  AGENTS WITH A PAYMENT IN FULL
               BY 4:30 P.M., E.D.T., ON _______,2000
               (THE "EXPIRATION DATE").
               ----------------------------------------------
CERTIFICATE NUMBER                                         NUMBER OF RIGHTS
    NR - _____                                             ****************

                                                           CUSIP:______
                         CANADA SOUTHERN PETROLEUM LTD.

   RIGHTS TO PURCHASE LIMITED VOTING SHARES OF CANADA SOUTHERN PETROLEUM LTD.


                                                              *****************

                                                              *****************
THIS CERTIFIES THAT
                                                              *****************
                        [address]
                                                              *****************

                                                              *****************


                        **[NUMBER OF RIGHTS] **

      The registered owner whose name is inscribed hereon, or assigns, is entitled to subscribe for Limited Voting Shares upon the terms and subject to the conditions set forth in the Prospectus and instructions relating thereto. The Rights represented by this Certificate may be exercised by duly completing Form 1 and may be transferred, assigned, exercised or sold through a bank or broker by duly completing Form 2. Rights Holders are advised to review the Prospectus and Instructions, copies of which are available form the Company's Agent, before exercising or selling their Rights.

      IMPORTANT:  Complete appropriate FORM and, if applicable, delivery instructions, and SIGN on reverse side.

         THIS RIGHTS CERTIFICATE IS TRANSFERABLE AND MAY BE COMBINED OR DIVIDED (BUT ONLY INTO CERTIFICATES EVIDENCING A WHOLE NUMBER OF RIGHTS) AT THE OFFICE OF THE COMPANY'S AGENTS.

Date:       ________,2000                 COUNTERSIGNED AND REGISTERED:
                                    AMERICAN STOCK TRANSFER & TRUST COMPANY,
                                    (NEW YORK, NY) TRANSFER AGENT AND REGISTRAR

                                    BY:________________________________________
                                    AUTHORIZED SIGNATURE - SECRETARY/PRESIDENT

     AN EXERCISE OF RIGHTS EVIDENCED HEREBY IS IRREVOCABLE.
     FORM 1 - EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably exercises Rights to subscribe for Limited Voting Shares of Canada Southern Petroleum Ltd. as indicated below, on the terms and subject to the conditions specified in the Prospectus, the receipt of which is hereby acknowledged.

     (a)   Number  of  Limited   Voting  Shares  of  Canada
           Southern Petroleum Ltd.  subscribed for pursuant
           to the Guaranteed Allotment:                                     (a)
                                                                                --------------------------------------------
     (b)   Number of shares  subscribed for pursuant to the
           right to
           oversubscribe   (Contingent   Allotment).    The
           Guaranteed
           Allotment  must  be  exercised  in  full  by the
           Rights Holder
           and the  aggregate  number of shares  subscribed
           for on
           line (b) may not  exceed  two (2) times line (a)
           above.                                                           (b)
                                                                                --------------------------------------------
     (c)   Total (sum of lines (a) and (b)):                                (c)
                                                                                --------------------------------------------
     (d)   Total  Subscription  Price  (number of shares on
           line (c)
           multiplied  by the  Subscription  Price  of ____                 (d)
           (U.S.) or _____ (Can. per share):                                 $
                                                                                --------------------------------------------

     METHOD OF PAYMENT (CHECK AND COMPLETE APPROPRIATE BOX(ES)):
     Agent in U.S. - American Stock Transfer and Trust Company
     Agent in Canada - Montreal Trust Company of Canada
     |_| CERTIFIED  OR  CASHIER'S  CHECK DRAWN ON A BANK LOCATED IN CANADA OR IN
         THE UNITED STATES OR POSTAL TELEGRAPHIC OR EXPRESS MONEY ORDER IN THE AMOUNT OF $__________ PAYABLE TO THE COMPANY'S AGENT.
     |_| WIRE TRANSFER IN THE AMOUNT OF $__________ DIRECTED.
         PLEASE INDICATE THE NAME OF INSTITUTION WIRE TRANSFERRING:__________ |_| PERSONAL CHECK DRAWN ON A BANK LOCATED IN CANADA OR IN THE UNITED
         STATES IN THE AMOUNT OF $_________ PAYABLE TO THE COMPANY'S AGENT.
     (e) If the instructions of the registered holder hereof are insufficient to delineate the proper action to be taken with respect to all of the Rights evidenced hereby, only such action as is clearly delineated in such holder's instructions will be taken and any remaining Rights to which such holder is entitled will automatically terminate at the Expiration Time.
------------------------
* If the aggregate Subscription Price enclosed or transmitted is insufficient to purchase the number of shares indicated on line (c), or if the number of shares being subscribed for is not specified, the Rights Holder exercising this Right will be deemed to have exercised first, the Guaranteed Allotment and second, the Contingent Allotment to purchase shares to the full extent of the payment tendered (subject only to reduction under certain circumstances described in the Prospectus). If the aggregate Subscription Price enclosed or transmitted exceeds the amount necessary to purchase the number of shares that are stated to be subscribed for on line (c), then the person subscribing pursuant hereto shall be deemed to have exercised first, the Guaranteed Allotment (if not already exercised) and second, the Contingent Allotment to the full extent of the excess payment tendered. If the Subscription Price enclosed or transmitted exceeds the Rights Holder's Guaranteed Allotment and Contingent Allotment as a result of pro rata allocations as described in the Prospectus, then the excess amount will be refunded to the Rights Holder without interest promptly following the Expiration Date.

      FORM 2 - TO TRANSFER YOUR CERTIFICATE OR SOME OR ALL OF YOUR RIGHTS YOU MUST COMPLETE THIS FORM 2 AND DELIVER THIS CERTIFICATE TO THE AGENT IN ACCORDANCE WITH THE INSTRUCTIONS: For value received ________________ Rights represented by this Certificate are hereby assigned to (please print name and address and Social Security No., Social Insurance No. or taxpayer ID No. of the transferee).

Name:    _______________________________________________________________________
Address: _______________________________________________________________________
         _______________________________________________________________________
         _______________________________PROVIDE GUARANTEE OF SIGNATURE(S), BELOW
         Social Security No., Social Insurance No. or Taxpayer ID No.

      FORM 3 - SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS: Unless otherwise indicated below, the Agent is hereby authorized to issue and deliver any certificates for Canada Southern Petroleum Ltd. Limited Voting Shares to the undersigned at the address appearing on the face of this Certificate.
      Name and/or address for issuance and/or delivery of any Canada Southern Petroleum Ltd. Limited Voting Shares.

Name:                         __________________________________________________
Address:  ______________________________________________________________________

--------------------------------------------------------------------------------
                                   IMPORTANT:
IF RIGHTS ARE BEING EXERCISED OR TRANSFERRED OR IF SPECIAL ISSUANCE OR DELIVERY
             INSTRUCTIONS ARE BEING MADE, RIGHTS HOLDERS MUST SIGN HERE
________________________________________________________________________________
________________________________________________________________________________
                     (Signature(s) of registered holder(s))

                        Dated _____________________ 2000
    Must be signed by registered holder(s) exactly as name(s) appear(s) on this Certificate. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information. See Instructions.)

    Name(s):  __________________________________________________________________
              __________________________________________________________________
                                 (Please Print)
    Capacity (Full Title): _____________________________________________________

    Address:____________________________________________________________________
                              (Including Zip Code)

    Area Code and Telephone Number: ____________________________________________
             (Home)            (Business)

    Tax Identification Number, Social Insurance Number or Social Security Number_____________________________________________________________________

                            GUARANTEE OF SIGNATURE(S)

    Authorized Signature: ______________________________________________________
    Name:    ___________________________________________________________________
    Title:   ___________________________________________________________________
    Name of Firm: ______________________________________________________________
    Address:          __________________________________________________________
    Area Code and Telephone Number: ____________________________________________
    Date:  _________________________, 2000

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